                                                                    Exhibit k(3)

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                          REAL ESTATE INCOME FUND INC.

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                                as Auction Agent

                         -----------------------------
                             BROKER-DEALER AGREEMENT

                         dated as of September __, 2002

                                   Relating to

                      Taxable Auction Rate Preferred Stock

                                       of

                          Real Estate Income Fund Inc.

                         -----------------------------
                            SALOMON SMITH BARNEY INC.

================================================================================


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                  Broker-Dealer Agreement dated as of September __, 2002, among
Real Estate Income Fund Inc., a Maryland Corporation (the "Fund"), Deutsche Bank Trust Company Americas, a New York corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of the Fund, pursuant to authority granted to it in the Auction Agency Agreement (as defined below) and Salomon Smith Barney Inc. (together with its successors and assigns, "SSB").

                  Whereas the Fund proposes to issue 2,600 shares of preferred stock, par value $.001 per share, liquidation preference $25,000 per share, designated Series M Taxable Auction Rate Preferred Stock (the "Preferred Shares"), pursuant to the Fund's Articles of Incorporation and the Articles Supplementary (as defined below).

                  The Fund's Articles Supplementary provide that the Applicable Rate on the Preferred Shares for each Dividend Period after the initial Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding Preferred Shares on the Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Directors of the Fund has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures.

                  The Auction Procedures require the participation of one or more Broker-Dealers for Preferred Shares.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and SSB agree as follows:

1. Definitions and Rules Of Construction.

                  1.1. Terms Defined By Reference to the Articles Supplementary.

                  Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

                  1.2. Terms Defined Herein.

                  As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                         (a) "Articles Supplementary" shall mean the Articles
Supplementary by which the Fund's Board of Directors will reclassify 2,600 shares of authorized and unissued common stock, $.001 par value, as preferred stock, $.001 par value, and authorize the issuance of such preferred stock designated as Series M Taxable Auction Rate Preferred Stock, as such Articles Supplementary, were filed by the Fund on September __, 2002 with the State Department of Assessments and Taxation of the State of Maryland, and as may be amended from time to time.

                         (b) "Auction" shall have the meaning specified in
Section 2.1 of the Auction Agency Agreement.


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                         (c) "Auction Procedures" shall mean the Auction
Procedures that are set forth in Part II of the Article Supplementary.

                         (d) "Authorized Officer" shall mean each Managing
Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to SSB.

                         (e) "Broker-Dealer Agreement" shall mean this Agreement
and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                         (f) "SSB Officer" shall mean each officer or employee
of SSB designated as a "SSB Officer" for purposes of this Agreement in a communication to the Auction Agent.

                  1.3. Rules of Construction.

                  Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this
Agreement:

                         (a) Words importing the singular number shall include
the plural number and vice versa.

                         (b) The captions and headings herein are solely for
convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                         (c) The words "hereof," "herein," "hereto," and other
words of similar import refer to this Agreement as a whole.

                         (d) All references herein to a particular time of day
shall be to New York City time.

2. Notification of Dividend.

                  The provisions contained in Section 4 of Part I of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and SSB, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

3. The Auction.

                  3.1. Purpose; Incorporation by Reference of Auction
Procedures.

                         (a) On each Auction Date, the provisions of the Auction
Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the


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Preferred Shares, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                         (b) All of the provisions contained in the Auction
Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                         (c) SSB agrees to act as, and assumes the obligations
of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. SSB understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 17 of Part I of the Articles Supplementary may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                         (d) SSB and other Broker-Dealers may participate in
Auctions for their own accounts. However, the Fund, by notice to SSB and all other Broker-Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

                  3.2. Preparation for Each Auction.

                         (a) Not later than 9:30 A.M. on each Auction Date for
the Preferred Shares, the Auction Agent shall advise SSB by telephone of the `AA' Financial Composite Commercial Paper Rate or the Treasury Index Rate, as the case may be, and the Maximum Rate in effect on such Auction Date.

                         (b) The Auction Agent from time to time may request SSB
to provide it with a list of the respective customers SSB believes are Beneficial Owners of Preferred Shares. SSB shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Fund; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers SSB believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

                  3.3. Auction Schedule; Method of Submission of Orders.

                         (a) Auction Agent shall conduct Auctions for Preferred
Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Fund, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to SSB. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

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
                                Time                                                 Event

          By 9:30 A.M.                                      Auction Agent shall advise the Fund and the
                                                            Broker-Dealers of the `AA' Financial Composite
                                                            Commercial Paper Rate or the Treasury Index Rate, as
                                                            the case may be, and the Maximum Rate as set forth in
                                                            Section 3.2(a) hereof.

          9:30 A.M. - 1:30 P.M.                             Auction Agent shall assemble information communicated
                                                            to it by Broker-Dealers as provided in Section 2(a) of
                                                            Part II of the Articles Supplementary.  Submission
                                                            Deadline is 1:30 P.M.

          Not earlier than 1:30 P.M.                        Auction Agent shall make determinations pursuant to
                                                            Section 4(a) of Part II of the Articles Supplementary.

          By approximately 3:00 P.M.                        Auction Agent shall advise the Fund of the results of
                                                            the Auction as provided in Section 4(b) of Part II of
                                                            the Articles Supplementary.  Submitted Bids and
                                                            Submitted Sell Orders will be accepted and rejected in
                                                            whole or in part and Preferred Shares will be allocated
                                                            as provided in Section 5 of Part II of the Articles
                                                            Supplementary.  Auction Agent shall give notice of the
                                                            Auction results as set forth in Section 3.4(a) hereof.

                         (b) SSB agrees to maintain a list of Potential
Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Articles Supplementary.

                         (c) SSB shall submit Orders to the Auction Agent in
writing in substantially the form attached hereto as Exhibit A. SSB shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf SSB is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf SSB is submitting Orders.

                         (d) SSB shall deliver to the Auction Agent (i) a
written notice, substantially in the form attached hereto as Exhibit B, of transfers of Preferred Shares, made through SSB by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through SSB pursuant to an Auction. The Auction Agent is not required to accept any notice delivered

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pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

                  3.4. Notice of Auction Results.

                         (a) On each Auction Date, the Auction Agent shall
notify SSB by telephone of the results of the Auction. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify SSB in writing of the disposition of all Orders submitted by SSB in the Auction held on such Auction Date.

                         (b) SSB shall notify each Beneficial Owner, Potential
Beneficial Owner, Existing Holder or Potential Holder on whose behalf SSB has submitted an Order, and take such other action as is required of SSB.

                  If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole shares of Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

                  3.5. Service Charge to be Paid to SSB.

                  On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to SSB from moneys received from the Fund an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times
(iv) the sum of (A) the aggregate number of Preferred Shares placed by SSB in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by SSB and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by SSB and were purchased as a result of such submission plus
(B) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Articles Supplementary) submitted to the Auction Agent by SSB plus (C) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Articles Supplementary that were acquired by SSB for its own account or were acquired by such Beneficial Owners through SSB; and (b) in the case

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of any Auction Date immediately preceding a Special Dividend Period of one year or longer, that amount as mutually agreed upon by the Fund and SSB, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

                  For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired Preferred Shares through SSB transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be SSB, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than SSB, then such Broker-Dealer shall be the Broker-Dealer for such shares.

4. The Auction Agent.

                  4.1. Duties and Responsibilities.

                         (a) The Auction Agent is acting solely as agent for the
Fund hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                         (b) The Auction Agent undertakes to perform such duties
and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                         (c) In the absence of bad faith or negligence on its
part, the Auction Agent shall not be liable for any action taken, suffered or, omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

                  4.2. Rights of the Auction Agent.

                         (a) The Auction Agent may rely upon, and shall be
protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Fund or by SSB. The Auction Agent may record telephone communications with SSB.

                         (b) The Auction Agent may consult with counsel of its
own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                         (c) The Auction Agent shall not be required to advance,
expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

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                  4.3. Auction Agent's Disclaimer.

                  The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

5. Miscellaneous.

                  5.1. Termination.

                  Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Salomon Smith Barney Inc. neither Salomon Smith Barney Inc. nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Fund to such termination, which consent shall not be withheld unreasonably.

                  5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

                         (a) SSB is, and shall remain for the term of this
Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

                         (b) SSB represents that it (or if SSB does not act as
Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use SSB (or its affiliate) as Agent Member.

                  5.3. Agent Member.

                  At the date hereof, SSB is a participant of the Securities Depository.

                  5.4. Communications.

                  Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

                                    If to the Fund,

                                    addressed to:

                                    Real Estate Income Fund Inc.
                                    c/o Citi Fund Management Inc.
                                    125 Broad Street
                                    New York, New York  10004
                                    Attention: Robert M. Nelson
                                    Telecopier No.: (203) 890-7041


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                                    Telephone No.: (203) 890-7101

                                    If to the Auction Agent,

                                    addressed to:

                                    Deutsche Bank Trust Company Americas
                                    Corporate Trust and Agency Group
                                    c/o DB Services, NJ, Inc.
                                    100 Plaza One, 6th Floor
                                    Jersey City, NJ,  07311
                                    Attention: Auction Rate Securities
                                    Telecopier No.: (201) 593-6447
                                    Telephone No.: (201) 593-6880

                                    If to the SSB,

                                    addressed to:

                                    Salomon Smith Barney Inc.
                                    388 Greenwich Street
                                    New, York, NY  10013
                                    Attention: __________________
                                    Telecopier No.:  (212) ___-____
                                    Telephone No.:  (212) ___-____

                  or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of SSB by a SSB Officer and on behalf of the Auction Agent by an Authorized Officer. SSB may record telephone communications with the Auction Agent.

                  5.5. Entire Agreement.

                  This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

                  5.6. Benefits.

                  Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent and SSB and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

                  5.7. Amendment; Waiver.


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                         (a) This Agreement shall not be deemed or construed to
be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                         (b) Failure of either party to this Agreement to
exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  5.8. Successors and Assigns.

                         (a) This Agreement shall be binding upon, inure to the
benefit of, and be enforceable by, the respective successors and permitted assigns of each of SSB and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of SSB.

                  5.9. Severability.

                  If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

                  5.10. Execution in Counterparts.

                  This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  5.11. Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       REAL ESTATE INCOME FUND INC.

                                       ______________________________________
                                       By:
                                       Title:

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS

                                       ______________________________________
                                       By:
                                       Title:
                                       SALOMON SMITH BARNEY INC.

                                       ______________________________________
                                       By:
                                       Title:


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                                    EXHIBIT A

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                AUCTION BID FORM

Submit To:                                        Issue:
Deutsche Bank Trust Company Americas              Taxable Auction Rate Preferred
Real Estate Income Fund Inc. Corporate Trust and Shares("Preferred Shares") Agency Group
__________________
New York, NY ______
Attention: Auction Rate Securities
Telecopier No.: (201) ___-____
Telephone No.: (201) ___-____

                  The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

                  Name of Bidder: ______________________

                  BENEFICIAL OWNER

                  Shares of Series ___ now held

                  HOLD ______________________________

                  BID at rate of _____________________

                  SELL _______________________________

                  POTENTIAL BENEFICIAL OWNER

                  # of shares of Series ___

                  BID at rate of __________ Notes:

                  (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

                  (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

                  (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

                                     - 11 -

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                  (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

                  (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

                  NAME OF BROKER-DEALER ________________________________

                  Authorized Signature _________________________________


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                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

                  Re:  Real Estate Income Fund Inc.

                  Taxable Auction Rate Preferred Shares ("Preferred Shares")

                  We are (check one):

                  [ ] the Existing Holder named below;

                  [ ] the Broker-Dealer for such Existing Holder; or

                  [ ] the Agent Member for such Existing Holder.

                  We hereby notify you that such Beneficial Owner has transferred shares of Series ___ Preferred Shares to__________________________
_________________.

                            _________________________________.
                            (Name of Existing Holder)


                            _________________________________.
                             (Name of Broker-Dealer)


                            _________________________________.
                            (Name of Agent Member)

                            By:

                            _________________________________.
                            Printed Name:
                            Title:


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                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                  We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased ________ shares of Series ___ Preferred Shares of Real Estate Income Fund Inc. in the Auction held on ____________________ from the seller of such shares.

                  We hereby notify you that (check one):

                  _____    the Seller failed to deliver such shares to the
Purchaser.

                  _____    the Purchaser failed to make payment to the Seller
upon delivery of such shares.

                            Name:

                            _________________________________.
                            (Name of Broker-Dealer)

                            By:

                            _________________________________.
                            Printed Name:
                            Title:

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